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                                                                     Exhibit 5.1

            [LETTERHEAD OF WILLKIE FARR & GALLAGHER APPEARS HERE]


July 3, 1997


RenaissanceRe Holdings Ltd.
RenaissanceRe Capital Trust
8-12 East Broadway
Pembroke HM 19 Bermuda

          Re:  RenaissanceRe Holdings Ltd.
               RenaissanceRe Capital Trust
               Registration Statement on Form S-4
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special United States counsel to RenaissanceRe Holdings Ltd., a Bermuda company (the "Company"), and RenaissanceRe Capital Trust, a Delaware statutory business trust (the "Trust"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") relating to:
(i) the proposed issuance by the Trust of $100,000,000 aggregate Liquidation Amount of the Trust's 8.54% Series B Capital Securities (the "New Capital Securities") registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $100,000,000 aggregate Liquidation Amount of the Trust's outstanding 8.54% Series A Capital Securities (the "Old Capital Securities"); (ii) the proposed issuance by the Company to the Trust, in an aggregate principal amount corresponding to the aggregate Liquidation Amount of the New Capital Securities, of the Company's 8.54% Junior Subordinated Deferrable Interest Debentures, Series B due March 1, 2027 (the "New Junior Subordinated Debentures") registered under the Securities Act in exchange for a like aggregate principal amount of the Company's outstanding 8.54% Junior Subordinated Deferrable Interest Debentures, Series A due March 1, 2027 (the "Old Junior Subordinated Debentures"); and (iii) the Company's guarantee of the New Capital Securities (the "New Guarantee") registered under the Securities Act in exchange for the Corporation's guarantee of the Old Capital Securities (the "Old Guarantee"). The New Capital Securities will be issued under an Amended and Restated Declaration of Trust, dated as of March 7, 1997 (the "Amended Declaration"), by and among the Company, as sponsor of the Trust, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the Administrative Trustees named therein. The New Junior Subordinated Debentures will be issued under an Indenture, dated as of March 7, 1997 (the "Indenture"), between the Company and The Bank of New York, as debenture trustee.
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RenaissanceRe Holdings Ltd.
RenaissanceRe Capital Trust
July 3, 1997
Page 2


          In rendering the opinions hereinafter set forth, we have examined such documents and records as we deemed appropriate, including the following:

               (i) Copy of the Memorandum of Association of the Company, certified as of a recent date by the Secretary of the Company to be a true and complete copy;

               (ii) Copy of the Amended and Restated Bye-Laws of the Company, certified as of a recent date by the Secretary of the Company to be a true and complete copy;

               (iii) Copies, certified by the Secretary of the Company to be true copies, of resolutions of the Board of Directors of the Company authorizing the exchange of the Old Capital Securities for the New Capital Securities;

               (iv) Executed counterparts of the Amended Declaration;

               (v) Form of the New Capital Security;

               (vi) Executed counterparts of the Indenture;

               (vii) Form of the New Junior Subordinated Debenture;

               (viii) Form of the New Guarantee; and

               (ix) Executed counterparts of the Registration Rights Agreement, dated as of March 7, 1997 (the "Registration Rights Agreement"), among the Trust, the Company and the Initial Purchasers named therein.

          In addition, as to questions of fact material to our opinions, we have relied upon certificates of officers of the Company, the Administrative Trustees of the Trust and public officials.

          In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company or the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all their respective obligations
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RenaissanceRe Holdings Ltd.
RenaissanceRe Capital Trust
July 3, 1997
Page 3


thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

          Based upon the foregoing, we are of the opinion that:

          (1) When executed and authenticated in the manner provided for in the Indenture and delivered against surrender and cancellation of a like aggregate principal amount of Old Junior Subordinated Debentures as contemplated in the Registration Rights Agreement, the New Junior Subordinated Debentures will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

          (2) When executed and delivered to The Bank of New York, as guarantee trustee, as contemplated in the Registration Rights Agreement, the New Guarantee will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

          We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. With respect to all matters relating to the Business Trust Act of the State of Delaware stated herein, we have relied upon the opinion of Morris, Nichols, Arsht & Tunnel, special Delaware counsel to the Trust, dated the date hereof. With respect to all matters relating to the laws of Bermuda stated herein, we have relied on the opinion of Conyers, Dill & Pearman, dated the date of hereof. We believe that we and you are justified in relying thereon.

          Except as set forth below, this opinion is for your use only and, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any
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RenaissanceRe Holdings Ltd.
RenaissanceRe Capital Trust
July 3, 1997
Page 4



other person or entity for any purpose. We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. We also consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,

                                            /s/ Willkie Farr & Gallagher